Exhibit 32.2
MicroFinancial, Incorporated
Certification of Chief Financial Officer
Regarding Quarterly Report on Form 10-Q for the
Quarter Ended June 30, 2005
     James R. Jackson Jr., Vice President and Chief Financial Officer of MicroFinancial, Incorporated, (the “Company”), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2005 (the “Covered Report”) and, except as corrected or supplemented in a subsequent covered report:
•	the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has signed this Certification as of this August 12, 2005.

/s/JAMES R. JACKSON JR.

Vice President and Chief Financial Officer